Exhibit 10.5

EXECUTION COPY

FORM OF
DIRECTOR INDEMNIFICATION AGREEMENT

        THIS DIRECTOR AND INDEMNIFICATION AGREEMENT (this "Agreement") is made as of this 15th day of July 2004, by and between ExactTarget, Inc., a Delaware corporation (the "Company") and                        (the "Indemnitee").

        WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

        WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on the availability of director liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

        WHEREAS, the Company's governing documents require it to indemnify its directors to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements; and

        WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless of any amendment to or revocation of the Company's bylaws or any change in the ownership of the Company or the composition of its Board of Directors).

        NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

        1.     Definitions.

          (a)   "Corporate Status" describes the status of a person who is serving or has served (i) as a director of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company or (iii) as a director of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), a director of the Company who is serving or has served as a director of a Subsidiary shall be deemed to be serving as the request of the Company.

          (b)   "Entity" shall mean any corporation, partnership, limited liability company, joint venture, company, foundation, association, organization or other legal entity.

          (c)   "Expenses" shall mean all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys' fees, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by Indemnitee pursuant to Section 10 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses, and, in the case of each of the foregoing, to the extent such fees, costs and expenses are reasonable.

          (d)   "Indemnifiable Expenses," "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in Section 3(a) below.

          (e)   "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

          (f)    "Proceeding" shall mean any threatened or pending claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder.

          (g)   "Subsidiary" shall mean any Entity of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

        2.     Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director on the board of directors of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

        3.     Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

          (a)   Subject to the exceptions contained in Section 4(a) and Section 6 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts").

          (b)   Subject to the exceptions contained in Section 4(b) and Section 6 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

        4.     Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Section 3(a) and Section 3(b) above in all circumstances other than the following:

          (a)   If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

          (b)   If indemnification is requested under Section 3(b) and

              (i)  it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee believed to be in the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder.

             (ii)  it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

        5.     Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within ten (10) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

        6.     Indemnification for Expenses If Indemnitee is Wholly or Partly Successful. Notwithstanding anything contained in this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Notwithstanding any of the foregoing, nothing herein shall be construed to limit an Indemnitee's right to indemnification which he or she would otherwise be entitled to pursuant to Section 3, and Section 4 hereof, regardless of the Indemnitee's success in a Proceeding.

        7.     Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

        8.     Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Expenses.

        9.     Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8, shall be made no later than ten (10) calendar days after the Company's receipt of such request.

        10.   Remedies of Indemnities.

          (a)   Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 and Section 5 herein or a request for an advancement of Indemnifiable Expenses under Sections 8 and Section 9 herein and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court to enforce the Company's obligations under this Agreement.

          (b)   Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above; provided, however, that if Indemnitee is unsuccessful, on the merits in such action, then the Company shall have no obligation to Indemnitee under this Section 10(b).

          (c)   Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

          (d)   Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

        11.   Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses, unless, and only to the extent that, the Company did not otherwise become aware of such Proceeding and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

        12.   Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

          (a)   Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

          (b)   Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

        13.   Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's bylaws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director of the Company.

        14.   No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Amounts to the extent Indemnitee has otherwise actually received payment with respect to such amounts under any insurance policy, the Company's certificate of incorporation or bylaws, or any other indemnity agreement.

        15.   Claims by Indemnitee Against Company. Notwithstanding any provision of this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company or matters related to the Company unless the Company has joined in or consented to the initiation of such Proceeding, or unless (and to the extent that) such Indemnitee is successful in such Proceeding against the Company.

        16.   Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

        17.   Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the bylaws or certificate of incorporation of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

        18.   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

        19.   Modifications and Waiver. Except as provided in Section 15 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

        20.   General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed

(i)	If to Indemnitee, to: Chris Baggott 47 South Meridian, Suite 300 Indianapolis, IN 46204 Tel: 317-423-3928
(ii)	If to the Company, to: 47 South Meridian, Suite 300 Indianapolis, IN 46204 Tel: 317-423-3928

or to such other address as may have been furnished in the same manner by any party to the others.

        21.   Governing Law. This Agreement shall be governed by and construed and enforced under the laws of Delaware without giving effect to the provisions thereof relating to conflicts of law.

        22.   Consent to Jurisdiction. Each of the Company and Indemnitee hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of any United States District Court of competent jurisdiction (the "Courts"), and agrees not to commence any litigation relating thereto except in such Courts. Each of the Company and Indemnitee hereby irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in the Courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim that any such Proceeding brought in any such Court has been brought in an inconvenient forum.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:
EXACTTARGET, INC.
By:
Name: Scott Dorsey
Title: President
INDEMNITEE:
By:
Name:

Signature page to the Director Indemnification Agreement